Exhibit 3.17

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 12:00 PM 12/21/2001 010662530 – 3472565

CERTIFICATE OF ORGANIZATION

OF

ECORP MARKETING SUB, L.L.C.

The undersigned, acting as the organizer of a limited liability company under the Delaware Limited Liability Company Act (the “Act”), as amended, does hereby adopt the following Certificate of Organization for eCorp Marketing Sub, L.L.C. (the “Company”).

ARTICLE ONE

The name of the Company is eCorp Marketing Sub, L.L.C.

ARTICLE TWO

The name and address of the registered office of the Company and the name and address of the registered agent of the Company for service of process in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, County of New Castle.

ARTICLE THREE

The Company is to be managed by one or more managers. The number of initial managers, who shall serve as managers until the first annual meeting of the Company or until their successors are duly elected, shall be one (1). The name and address of such initial manager shall be as follows:

John C. Thrash

10000 Memorial, Suite 530

Houston, Texas 77024

John F. Thrash

10000 Memorial, Suite 530

Houston, Texas 77024

Robert R. Voorhees, Jr.

10000 Memorial, Suite 530

Houston, Texas 77024

G. S. “Steve” Clifton

10000 Memorial, Suite 530

Houston, Texas 77024

Jay C. Jimerson

211 N. Robinson Suite 1510

Oklahoma City, OK 73102-7101

The number and qualifications of the manager will be fixed and determined in the manner provided in the Limited Liability Company Agreement of the Company. The number of managers may be increased or decreased from time to time in the manner set forth in the Regulations of the Company.

ARTICLE FOUR

The name and address of the sole organizer of the Company is as follows:

Steven A. Buxbaum 1000 Louisiana, Suite 4300 Houston, Texas 77002

[Signature page follows]

IN WITNESS WHEREOF, this Certificate of Organization have been executed on December 21, 2001 by the undersigned.

ECORP MARKETING SUB, L.L.C.

/s/ Steven A. Buxbaum
Steven A. Buxbaum, Organizer

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